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                                                                  EXHIBIT 10.2

                         (CITY NATIONAL BANK LETTERHEAD)

                    WAIVER OF DEFAULT UNDER CREDIT AGREEMENT

November 10, 1997

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Intervisual Books, Inc.
2716 Ocean Park Blvd., #2020
Santa Monica, CA  90405

Attention:  Gail A. Thornhill, Controller

        Re: Waiver of Default Under Credit Agreement dated as of May 31, 1994, as amended ("Credit Agreement") executed between Intervisual Books, Inc., a California corporation ("Borrower") and City National Bank, a national banking association ("CNB")

Dear Ms. Thornhill:

        Section 5.5.3 of the Credit Agreement requires that Borrower maintain a ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 2.0:1 at all times. Based on Borrower's financial statement for the period ending September 30, 1997, Borrower has not met this covenant.

               Under the terms of the Credit Agreement, Borrower's failure to comply with or observe the provisions of the foregoing Section constitute an Event of Default. You have requested that CNB waive the provisions of such
Section in connection with such Event of Default.

        Subject to the terms and conditions hereof, CNB hereby waives the specific Events of Default set forth in the above paragraphs only for the quarter ending September 30, 1997. This waiver shall be effective solely with respect to the matters described above and shall not be deemed or construed to be a waiver of any other term or condition of the Credit Agreement or any other term or condition of any of the instruments or agreements referred to therein or executed in connection therewith, or to prejudice any right or rights that CNB may now have or may have in the future under or in connection with the Credit

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Gail A. Thornhill, Controller
Intervisual Books, Inc.
November 10, 1997
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Agreement or the instruments or agreements referred to therein or otherwise executed in connection therewith with respect to any other Potential Events of Default and Events of Default that may exist or arise. Except as expressly waived herein, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the respective meanings given them in the Credit Agreement.

        This waiver shall become effective only upon receipt by CNB of counterparts hereof acknowledged by you.

                              Very truly yours,

                              City National Bank, a
                              national banking association


                              By:  /s/ Charles Solomon
                                   ------------------------------------
                                   Charles Solomon,Senior Vice President/Manager


                              By:  /s/ John Curry
                                   ------------------------------------
                                   John Curry, Vice President

ACKNOWLEDGED BY BORROWER:

Intervisual Books, Inc., a
California corporation

By:     /s/ Gail A. Thornhill
        ------------------------------
        Gail A. Thornhill, Controller

Date:   November 10, 1997

                              Received by City National Bank:

                              Date: __________________________

                              By:   __________________________
                                    John Curry, Vice President

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